Exhibit 99.1

DOLLAR TREE TO PRESENT AT THE 31st ANNUAL RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

CHESAPEAKE, Va. – March 5, 2010 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of discount variety stores selling everything for $1 or less, will participate in the 31st  Annual Raymond James Institutional Investors Conference, being held on March 7 – 10, at the JW Marriott Orlando, Grande Lakes, Orlando, Florida.  Dollar Tree’s presentation is scheduled for Wednesday, March 10, at approximately 2:15 pm EST.  Timothy J. Reid, the Company’s Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Raymond James conference will be available on Dollar Tree’s web site, www.dollartreeinfo.com/investors/news/events.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight March 17, 2010.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
Vice President, Investor Relations
757-321-5284
www.DollarTree.com

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